UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2011 (February 11, 2011)
LOJACK CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-8439	04-2664794

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000 Westwood, Massachusetts	02090

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 781-251-4700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective February 11, 2011, the Board of Directors of LoJack Corporation, or the Company, approved amended and restated Bylaws of the Company, or the Bylaws, primarily in order to (i) change the required vote for the election of directors from a plurality to a majority of votes cast in uncontested elections, (ii) revise those provisions of Articles II and III of the Bylaws addressing advance notice of stockholder business proposals and director nominations, (iii) update provisions relating to capital stock to address book entry stock ownership, (iv) implement changes for consistency with the Massachusetts Business Corporation Act and (v) include all prior amendments into one restated set of bylaws. In contested elections where the number of nominees exceeds the number of directors to be elected, the required vote will continue to be a plurality of votes cast.
The amendments, among other things:
•	State that a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee;

•	State that in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, the advance notice deadlines required for a stockholder to bring a business proposal or a director nomination before an annual meeting to not less than 90 days, and not more than 120 days, prior to the first anniversary of the Company’s prior year’s annual meeting, and in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, the deadline is not earlier than the 120th day prior to such annual meeting and not later than the later of (x) the 90th day prior to such meeting or (y) seven days following the day that notice of the date of such meeting was mailed or public disclosure of the date of the meeting was made;

•	State that adjournments or postponements of a stockholders’ meeting do not commence a new time period for the giving of a stockholder’s advance notice;

•	Set forth the required notice regarding a business proposal to include, among other things: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (ii) the text of the proposal (including the exact text of any resolutions proposed for consideration and, if such business includes a proposal to amend the by-laws, the exact text of the proposed amendment);

•	Set forth the required disclosure regarding a stockholder making a business proposal or director nomination to include, among other things: (i) a representation that such stockholder intends to appear at the meeting in person or by proxy to propose the business or nominate the director who is the subject of the notice, (ii) a description of any material interest the stockholder has in the proposed business, (iii) a description of any relationships or agreements between the stockholder and any of its affiliates or associates with respect to such proposed business or nomination, and (iv) all of such stockholder’s ownership interests, such as derivatives, hedged positions and other economic and voting interests as of the date of the stockholder’s notice and as of the record date for the meeting;

•	Set forth the required disclosure regarding a person proposed to be nominated for election as a director including, among other things (i) a description of such person’s background and qualifications, (ii) all of such nominee’s ownership interests, such as derivatives, hedged positions and other economic and voting interests, and (iii) the consent of such nominee to serve as a director if elected; and

•	State that if a stockholder or a qualified representative of the stockholder does not appear at the meeting to propose such business or nominate such nominee, such business or nomination shall not be presented to the meeting.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws of the Company as adopted on February 11, 2011. A copy of the Amended and Restated Bylaws of the Company, as adopted on February 11, 2011, is filed as Exhibit 3.1 and a copy of the Amended and Restated Bylaws marked to show changes from the Bylaws previously in effect is filed as Exhibit 3.2, and each is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Description

3.1	Amended and Restated Bylaws of LoJack Corporation (as adopted on February 11, 2011).

3.2	Amended and Restated Bylaws of LoJack Corporation (as adopted on February 11, 2011) — marked version.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant)
By:	/s/ Kathleen P. Lundy
	Name:	Kathleen P. Lundy
	Title:	Vice President and General Counsel
Date: February 17, 2011